Exhibit 10.9

                       THIRD AMENDMENT TO LEASE AGREEMENT
                          BETWEEN THORNALL ASSOCIATES,
                          AS LANDLORD), AND FAXSAV INC.
                      (formerly DIGITRAN CORP.), AS TENANT

     THIS THIRD AMENDMENT TO LEASE, made this 5th day of May, 1997 by and between THORNALL ASSOCIATES ("Landlord"), a New Jersey Limited Partnership, c/o Alfieri Property Management, 399 Thornall Street, P.O. Box 2911, Edison, New Jersey 08818-2911 and FAXSAV INC., (the Successor to Digitran Corp. and hereinafter referred to as the "Tenant"), a Delaware Corporation, having its principal office at 399 Thornall Street, Edison, New Jersey.

                              W I T N E S S E T H:

     WHEREAS, Metro Four Associates Limited Partnership ("Prior Landlord") and Digitran Corp. entered into a Lease dated May 28, 1992 (the "Lease") wherein Prior Landlord let unto Digitran Corp. and Digitran Corp. hired from Prior Landlord 6,465 rentable square feet on a portion of the second floor ("Original Demised Premises") of a certain office building commonly known as 379 Thornall Street, Edison, New Jersey, ("Original Building"); and

     WHEREAS, Prior Landlord and Digitran Corp. entered into a First Amendment to Lease dated June 6, 1994 wherein the term of the Lease was extended; and

     WHEREAS, Prior Landlord, Thornall Associates ("Landlord") and Digitran Corp. entered into a Second Amendment to Lease dated May 23, 1995 wherein the term of the Lease was extended, the parties agreed to relocate Digitran Corp. from the Original Demised Premises to new premises consisting of 8,441 rentable square feet ("Existing Demised Premises") in the building owned by Landlord known as 399 Thornall Street, Edison, New Jersey ("Building"); and

     WHEREAS, the parties hereto acknowledge and confirm that the Tenant, FaxSav Inc., is the legal successor in interest to Digitran Corp. and has succeeded to all of the obligations of Digitran Corp. under the Lease, First Amendment to Lease and Second Amendment to Lease; and

     WHEREAS, Landlord and Tenant have agreed that Tenant shall demise an additional 4,847 rentable square feet on the 3rd floor of the Building, have agreed to further extend the term of the Lease and have agreed that certain provisions of the Lease, as amended, shall be modified.

     NOW THEREFORE, in consideration of the mutual covenants and undertakings hereinafter set forth between the parties, it is agreed as follows:

     1. Landlord hereby demises to Tenant and Tenant hereby lets from Landlord 4,847 rentable square feet of space on the 3rd floor of the Building ("Expansion Space") as set forth in Exhibit A attached hereto and made a part hereof. Hereinafter, the Existing Demised Premises and the Expansion Space shall be known as the "Demised Premises" and shall consist of 13,288 rentable square feet.

     2. The term of the Lease, as amended, is hereby extended for 60 months from the Commencement Date of the Expansion Space. The Commencement Date for the Expansion Space shall be the day on which the Expansion Space is ready for occupancy or the day Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises for business. The existing Expiration Date of the Lease, as amended, shall become co-terminous with the Expiration Date of the Expansion Space.

     3. Tenant hereby agrees to take occupancy of the Expansion Space in an "AS-IS" condition as set forth in Exhibit B and Landlord shall have no responsibility to perform any repairs, alterations or improvements to prepare the Expansion Space for Tenant's occupancy and use of same, except Landlord's affiliate, Alfieri Property Management, shall perform the work described in the Tenant Work Estimate attached as Exhibit D, dated March 14, 1997, to be paid by Tenant as set forth in the Tenant Work Estimate. Such work shall be done during normal business hours. Tenant shall be responsible for moving all of Tenant's Property in order for such work to be performed. Tenant recognizes and agrees that there may be some inconvenience to Tenant during the work and agrees that performance of the work shall not constitute a actual or constructive eviction in whole or in part, or entitle Tenant to any abatement of rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord or its agents.

     4. As of the Commencement Date of the Expansion Space, the fixed annual rent for the Demised Premises during the Renewal Period shall be $239,184.00 per year (calculated on the basis of $18.00 per rentable square foot for 13,288 rentable square feet) payable in advance in equal monthly installments of $19,932.00.

     5. As of the Commencement Date of the Expansions Space, Tenant's Proportionate Share of Increase in Taxes and Operating Expenses for the Demised Premises shall be 4.06%.

     6. As of the Commencement Date of the Expansion Space, Tenant's monthly charge for electricity for the Demised Premises shall be $2,768.33 per month and shall be subject to future electric surveys as set forth in Article 15 of the Lease. Upon completion of the next survey, there shall be an adjustment for the period from the Commencement Date of the Expansion Space through the date that the results of the survey shall be effectuated.

     7. Paragraph 5 of the First Amendment to Lease (Relocation) is hereby null and void and of no further force and effect and shall be substituted with the following:

          Landlord at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Demised Premises to another location of comparable size and decor in the Building or in the building(s) commonly known and designated as 379 Thornall Street and 499 Thornall Street, Edison, New Jersey. By written notice to Landlord served within five (5) days of Tenant's receipt of the relocation notice, Tenant may elect not to move to the other space and in lieu thereof may terminate this Lease. In the event of any such relocation, Landlord shall be responsible for the expenses of preparing and decorating the relocated premises so that they will be substantially similar to the Demised Premises. Notwithstanding the foregoing, Landlord shall be entitled to rescind its notice of relocation within forty-five (45) days of its having forwarded to Tenant the notice of relocation or, if Tenant has properly elected to terminate this Lease, within forty-eight (48) hours of Tenant having properly elected to terminate this Lease. In the event Landlord rescinds the notice as aforesaid, this Lease shall continue in full force and effect.

     8. Landlord and Tenant hereby acknowledge that Landlord is presently holding the sum of $20,472.50 as Tenant's security.

     9. After August 1, 1998, the Landlord, at any time during the remaining term of the Lease, as amended, may recapture a portion of the Demised Premises specified in Exhibit C (the "Space") dated January 23, 1997, attached hereto and made a part hereof. Landlord shall give Tenant written notice of its desire to recapture the Space and Tenant shall vacate the Space within sixty (60) days of receipt of such written notice by Landlord. Tenant's rent, as set forth in paragraph 4 above shall be reduced proportionately based on rentable square footage of the Space. Tenant recognizes and agrees that there may be some inconvenience to Tenant as a result of Landlord recapturing the Space and agrees that any work, such as the erection of a demising wall, associated with the recapture shall not constitute a actual or constructive eviction in whole or in part, or entitle Tenant to any abatement of rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord or its agents.

     10. Landlord and Tenant covenant, warrant and represent that there was no broker instrumental in consummating this Third Amendment to Lease and that no conversations or negotiations were had with any broker concerning the renting of the Demised Premises. Tenant agrees to hold Landlord harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker and Landlord agrees to hold Tenant harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Landlord with any broker.

     11. Paragraph 11 of the Second Amendment to Lease is hereby null and void and of no further force or effect.

     12. Section 2.02 of the Lease shall be replaced with the following:

          "2.02. The use of the Demised Premises for the purposes specified in
     Section 2.01 shall not include, and Tenant shall not use or permit the use of the Demised Premises or any part thereof, for:

               (a) A school of any kind other than for the training of Tenant's employees;

               (b) An employment agency;

               (c) An office any governmental or quasi governmental bureau, department, agency, foreign or domestic, including any autonomous governmental corporation or diplomatic or trade mission;

               (d) Any telemarketing activities or other direct selling activities, however, Landlord recognizes that Tenant is currently in the business of marketing and selling facsimile services which is a permitted use provided such use does not violate (e) below; or

               (e) Any use, including executive and general office use, which results in a density of a population of more than one person for every 144 square feet."

     13. The following shall be added as Article 17.08 of the Lease:

          "17.08. Tenant acknowledges that as part of the consideration for this Lease, and in order not to interfere with the rights of other tenants or other tenants' quiet enjoyment of the common areas of the Building and otherwise prevent Landlord from performing its services without causing increases to the cost of such services, Tenant agrees that it shall not permit its employees to congregate in hallways or elevators, shall not permit its employees to create an unsightly condition in or about any passageway from the Building or the common areas or to the parking lot/deck, with regard to smoking, including the disposal of cigarettes, in the courtyard and/or outer areas adjacent to the Building and will otherwise require its employees to act and conduct themselves in the common areas in such a manner as will not disturb other tenants or the use and enjoyment by other tenants of the Building."

     14. At or before the Expiration Date of the Lease, Tenant agrees to perform the following restoration to the Demised Premises:

Tenant shall remove from the Demised Premises all equipment comprising Tenant's Voice, Data and Security Systems, including associated outlets, wires, wiring trays and other equipment, materials and facilities, whether located in the ceiling, floor and/or walls which in any way relates, pertains to, constitutes or is connected with Tenant's Voice, Data and/or Security Systems and regardless of whether Landlord or Tenant installed and/or paid for the installation of such systems.

     15. All the terms, covenants and conditions of the Lease, as amended, remain the same and continue in full force and effect, except as said terms, covenants and conditions have been modified by the First Amendment to Lease, the Second Amendment to Lease and this Third Amendment to Lease.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and caused these presents to be signed by the proper corporate officers the proper corporate seal to be hereunto affixed, the day and year first above written.


                                              LANDLORD;
WITNESS:                                      THORNALL ASSOCIATES
                                              A New Jersey Limited Partnership


                                              /s/ Dominick Alfieri
----------------------------                  --------------------
                                              BY:    DOMINICK ALFIERI
                                                     General Partner

                                              TENANT:
WITNESS:                                      FAXSAV INC.,
                                              (Formerly Digitran Corp.)
                                              a Delaware Corporation


                                              /s/ Peter S. Macaluso
----------------------------                  ---------------------
                                              BY: Peter S. Macaluso
                                              TITLE: Vice President and CFO

                                    EXHIBIT A


                      [Blueprint of Leased Expansion Space]

THORNALL ASSOCIATES, AS LANDLORD
FAXSAV INC., AS TENANT

                                    EXHIBIT B

                                 LANDLORD'S WORK

1. HVAC - Perimeter baseboard electric heat, central high velocity fan system with Barber Coleman mixing boxes, featuring return heat of light recaptured. System utilizes a minimum of 10% to a maximum of 100% fresh air to maintain no less than 68 degrees interior at zero degrees exterior, with a 15-mile per hour wind. Air cooling shall maintain no more than 78 degrees F dry bulb with approximately 50% relative humidity when the outdoor conditions are 91 degrees F dry bulb. Duel system - building standard. The above standard is for normal office use only which shall be deemed to be one person for every 200 sq. ft. in any given or confined area which shall not include areas with special HVAC requirements such as computer rooms, conference rooms, cafeterias, high density or excessive heat producing equipment. Perimeter baseboard electric heat is used during winter operations and an air cooling system is utilized during summer operations.

     One (1) diffuser per 250 sq. ft. of usable area.

2.   Window covering - one (1) building-standard venetian blind per window.

3.   The Tenant will accept the space in an "As Is" condition.

4. The Tenant will contract from the Landlord additional work at the Tenant's cost and expense. This will be outlined by a separate contract.

5. Landlord shall permit Tenant and/or its agents or labor to enter the Premises prior to the Commencement Date of the Lease upon prior reasonable written request Tenant, at a time designated by Landlord consistent with Landlord's construction schedule in order to install telephone outlets and data lines. The foregoing right to enter prior to the Commencement Date, however, is conditioned upon Tenant's not interfering with Landlord's labor. If at any time such entry shall cause disharmony, interference, or union disputes of any nature whatsoever, or if Landlord shall, in Landlord's sole judgment, determine that such entry, such work and the continuance thereof shall interfere with, hamper or prevent Landlord from proceeding with the completion of the Demised Premises at the earliest possible date, this right of entry may be withdrawn by Landlord immediately upon written notice to Tenant but shall be reinstated as soon as Landlord deems Tenant's re-entry practicable. Such entry shall be at Tenant's sole risk. In the event that Tenant's agents or labor incur any charges from Landlord, including but not limited to, charges for clean-up costs necessitated by Tenant's entry, such charges shall be deemed an obligation of Tenant and shall be collectible as additional rent pursuant to the Lease. Landlord shall have no liability for any furnishings, equipment or other items placed in the Demised Premises and Tenant shall indemnify, defend and hold Landlord harmless for any damage, loss or expense caused by it or its contractors or agents. Tenant must also provide evidence of insurance in accordance with the Lease and evidence of Worker's Compensation to protect Landlord and Tenant during the period of Tenant's entry prior to the Commencement Date.

6. At any time after substantial completion of Landlord's Work, Landlord, upon reasonable notice to Tenant, may enter the Demised Premises to complete unfinished details of Landlord's Work and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents.

                                    EXHIBIT C

                                  DATED 1/23/97

         [Blueprint of Premises Subject to Landlord Recapture Provision]

                                    EXHIBIT D

                           ALFIERI PROPERTY MANAGEMENT
           399 Thornall Street - PO Box 2911 - Edison, NJ 08818-2911
                     Phone (908) 549-4200 Fax (908) 548-5755

                              TENANT WORK ESTIMATE
Tenant:                                         Fax Sav
Contact Name:                                   Peter Macaluso
Building / Floor:                               399 Thornall Street, 3rd Floor
Date:                                           March 14, 1997
Delivery Method:                                Fax - (908) 906-1113
Job / Estimate Number:                          E5574
THE UNDERSIGNED PROPOSES TO SUPPLY THE NECESSARY LABOR AND MATERIAL TO PERFORM THE FOLLOWING:

o    Furnish and install new electric for modular furniture as required.
o Remove existing carpet and base from perimeter office and add new Welco Producer IV (Cobalt / Coba) and Mercer 317 vinyl base (see attached).
o Furnish and install wall covering to the Vice President's office and all bare walls in open area. Patch existing carpet as needed.
o Clean entire space, replace ceiling tiles as needed, and add lighting as required.

                             $6,763.00
                                405.78 tax
                             ----------
                             $7,168.78

FOR THE SUM OF Seven thousand one hundred sixty-eight DOLLARS and seventy-eight CENTS.
THIS ESTIMATE WILL BE NULL AND VOID IF NOT RECEIVED WITHIN 30 DAYS.

It is understood that Tenant shall be obligated to restore and/or remove:

XX             (i)   all of the work described in this Estimate, or
----
____           (ii)  the identified portions of the work described in this
                     Estimate, or

____           (iii) none of the work described in this Estimate.

It is understood and agreed that Tenant will be subject to holdover rent if the restoration work required by this estimate is not completed on or before the expiration of the Lease.

It is understood that work will be done during regular working hours of regular working days. If overtime work is required and is not specified above, the additional price will be charged by the undersigned in addition to the contract price above named.

It is expressly understood that all agreements are contingent upon strikes, fires, accidents, and other delays beyond our control.

All estimates are subject to immediate acceptances and when so accepted this instrument becomes an order which shall constitute exclusively the contract between the parties, and all prior representations or agreements whether written or verbal and not incorporated in are suspended.

It is understood that any work, repairs or alterations not specifically included herein made necessary by the performance of the above described work shall be paid for by the tenant on the basis of time and material in addition to the contract price above named. It is further understood that payment for work performed under this estimate is payable immediately upon presentation of bill.
Signed and accepted March 17, 1997          Sign and return one copy to:

TENANT: FaxSav Incorporated                 ALFIERI PROPERTY MANAGEMENT
        -------------------

BY: /s/ Peter Macaluso                      BY: /s/ Alfieri Property Management
    ------------------                          -------------------------------

TITLE: Vice President/CFO                   TITLE: Property Manager
       ------------------                          ----------------


                                       D-2